Exhibit 77Q1(e)

INVESTMENT ADVISORY CONTRACT

The following documents are included in Registrant's Form Type 485BPOS and incorporated by reference herein:

  Addendum to Advisory Agreement for PF Putnam Equity Income Fund and PF Putnam Research Fund /1/
  Portfolio Management Agreement for Putnam Investment Management, LLC /1/

/1/ Included in registrant's form type 485BPOS, Accession No.0001017062-01-500997 filed on December 28, 2001 and incorporated by reference herein.